STIFEL FINANCIAL CORP.
Form 8-K Dated May 12, 2008
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:

James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports First Quarter Results
Revenue of $211.4 million, up 35%
Net Income increased 62%
EPS up 40%, Core EPS up 20%
Board authorizes three-for-two stock split

St. Louis, Missouri - May 12, 2008 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $14.3 million, or $0.81 per diluted share, on revenue of $211.4 million for the quarter ended March 31, 2008. For the comparable quarter of 2007, net income was $8.8 million, or $0.58 per diluted share, on revenue of $157.0 million.

At March 31, 2008, our equity was $436.8 million, resulting in book value per share of $28.07.

After adjusting for acquisition related charges, non-GAAP net income, our "Core earnings", and non-GAAP earnings per diluted share were $18.3 million and $1.03, respectively for the first quarter of 2008 compared to 2007 first quarter non-GAAP earnings of $13.2 million and non-GAAP earnings per diluted share of $0.86. A reconciliation between our GAAP results and non-GAAP measures is included.

Current year first quarter results include the operations of Ryan Beck and Company and Stifel Bank and Trust for the full three months compared to the prior year first quarter results which include Ryan Beck operations for one month and no activity for Stifel Bank and Trust, as the acquisitions were made on February 28, 2007 and April 2, 2007, respectively.
Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended			Percent Change From
	3/31/2008	12/31/2007	3/31/2007	12/31/2007	3/31/2007
Total Revenues	$ 217,242	$ 219,122	$ 162,498	-1%	34%
Net Revenues	$ 211,477	$ 212,186	$ 156,961	0%	35%
Non-GAAP Net Income (1)	$ 18,318	$ 20,491	$ 13,179	-11%	39%
Net Income	$ 14,347	$ 13,835	$ 8,829	4%	62%
Per Share Information
	Three Months Ended			Percent Change From
	3/31/2008	12/31/2007	3/31/2007	12/31/2007	3/31/2007
Non-GAAP Earnings Per Share: Diluted (1)	$ 1.03	$ 1.14	$ 0.86	-10%	20%
Earnings Per Share: Diluted	$ 0.81	$ 0.77	$ 0.58	5%	40%
Weighed average common equivalent share Computations: Diluted shares	17,763	18,022	15,315	-1%	168%
(1) See "Reconciliation of Core Earnings" table

First Quarter Business Highlights

    Net revenue of $211.5 million a 35% increase over the prior year first quarter and down slightly from the fourth quarter 2007.
    GAAP net income of $14.3 million, or $0.81 per diluted share, a 62% increase over the prior year first quarter and a 4% increase from the fourth quarter 2007.
    Core net income of $18.3 million, or $1.03 per diluted share, a 39% increase over the prior year first quarter and a 11% decrease from the fourth quarter 2007
    Commission and principal transactions increased $64.7 million, 74% over the previous year first quarter.
    Asset management and service fees increased 56% to $30.3 million as compared to the prior year first quarter.
    For the three months ended March 31, 2008, utilizing Core earnings, pretax margin was 14%.
    For the three months ended March 31, 2008, utilizing Core earnings, annualized return on average equity was 17%.
    The number of Financial Advisors increased to 972 from 956.
    The Fixed Income Capital Markets segment recorded record net revenues of $44.0 million and record income before income taxes of $14.9 million.

Stock Split

The board of Stifel Financial Corp. authorized a 50% stock dividend which will be made in the form of a three-for-two stock split. The additional shares will be distributed on June 12, 2008, to shareholders of record May 29, 2008. Each shareholder will receive one additional share for every two shares owned. Cash will be distributed in lieu of fractional shares. The Company has approximately 15.7 million shares outstanding and, after the split, will have approximately 23.5 million shares outstanding.

Chairman's Comments

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Despite turbulent and difficult markets, Stifel Financial achieved its second best quarter ever in terms of net revenue and third all-time with respect to core net income. Our ability to avoid many of the difficulties experienced in our industry is a result of our conservative balance sheet with assets of $1.6 billion supported by $532 million of equity and subordinated trust preferred. Despite our conservative leverage, we achieved a 17% annualized return on average equity, utilizing core earnings."

Mr. Kruszewski continued, "As compared to the first quarter of 2007, net revenue increased 35% driven by the addition of Ryan Beck's private client business and an exceptional quarter for Fixed Income Capital Markets, offset by a difficult quarter for investment banking industry-wide from which we were not immune. Excluding Ryan Beck private client revenue, net revenues increased 12% from the first quarter of 2007. Principal transactions increased 152% driven in large part by the record quarter in fixed income. Other revenue was a negative $1.2 million due primarily to mark to market losses of $2.4 million in the quarter as compared to investment gains of $400,000 and $1.9 million for the first and fourth quarter of 2007, respectively. Looking forward, while the current market for investment banking remains challenging, we see the environment and, consequently, our banking results improving in the second half of the year.

"During the quarter, we completed a secondary offering of our common stock selling the majority of BankAtlantic's position in Stifel Financial. We would like to welcome our new shareholder's and thank them for their investment in our company. We are also pleased to announce a 50% stock dividend, which underscores our confidence and will serve to add liquidity to our common stock."

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
Net Revenues	3/31/2008	% of Net revenue	12/31/2007	% of Net revenue	3/31/2007	% of Net revenue	12/31/2007	3/31/2007
Commissions	$ 85,701	40.5%	$ 90,584	42.7%	$ 61,376	39.1%	-5%	40%
Principal transactions	66,937	31.7%	47,670	22.5%	26,566	16.9%	40%	152%
Investment banking	21,844	10.3%	31,449	14.8%	43,066	27.4%	-31%	-49%
Asset management and service fees	30,278	14.3%	29,592	13.9%	19,373	12.3%	2%	56%
Other	(1,207)	-0.6%	4,127	1.9%	1,417	0.9%	n/a	n/a
Total operating revenues	203,553	96.3%	203,422	95.9%	151,798	96.7%	0%	34%
Interest revenue	13,689	6.5%	15,700	7.4%	10,700	6.8%	-13%	28%
Total revenues	217,242	102.7%	219,122	103.3%	162,498	103.5%	-1%	34%
Less: Interest expense	5,765	2.7%	6,936	3.3%	5,537	3.5%	-17%	4%
Net revenues	211,477	100.0%	212,186	100.0%	156,961	100.0%	0%	35%
Non-Interest Expenses
Employee compensation and benefits	146,030	69.1%	141,758	66.8%	110,834	70.6%	3%	32%
Occupancy and equipment rental	15,716	7.4%	17,029	8.0%	10,608	6.8%	-8%	48%
Communication and office supplies	11,947	5.6%	11,052	5.2%	8,094	5.2%	8%	48%
Commissions and floor brokerage	481	0.2%	2,675	1.3%	1,615	1.0%	-82%	-70%
Other operating expenses	13,378	6.3%	16,579	7.8%	10,993	7.0%	-19%	22%
Total non-interest expenses	187,552	88.7%	189,093	89.1%	142,144	90.6%	-1%	32%
Income before income taxes	23,925	11.3%	23,093	10.9%	14,817	9.4%	4%	61%
Provision for income taxes	9,578	4.5%	9,258	4.4%	5,988	3.8%	3%	60%
Net income	$ 14,347	6.8%	$ 13,835	6.5%	$ 8,829	5.6%	4%	62%
Per Share information
Earnings Per Share:
Basic	$ 0.92		$ 0.92		$ 0.67		2%	40%
Diluted	$ 0.81		$ 0.77		$ 0.58		5%	40%
Weighted average common equivalent shares
Basic shares	15,517		15,089		13,107		3%	18%
Diluted shares	17,763		18,022		15,315		-1%	16%
Balance Sheet Information
Total Assets (in thousands)	$ 1,613,215	$ 1,499,440			$ 1,427,407		8%	13%
Total Liabilities & Sub Debt (in thousands)	$ 1,176,176	$ 1,074,803			$ 1,084,766		9%	8%
Stockholders' Equity (in thousands)	$ 437,038	$ 424,637			$ 342,641		3%	28%
Statistical Information
Book Value Per Share	$ 28.07	$ 27.54			$ 23.16		2%	21%
Financial Advisors	972	966			956		1%	2%
Employees	2,882	2,834			2,766		2%	4%
Locations	179	175			178		2%	1%
Total Client Assets (in thousands)	$ 57,283,000	$ 59,299,000			$36,464,000		-3%	57%

Business Segment Results

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
Segment Data ($ In Thousands)
	Three Months Ended			Percent Change From
Net Revenues	3/31/2008	12/31/2007	3/31/2007	12/31/2007	3/31/2007
Private client	$ 114,853	$ 119,260	$ 85,527	-4%	34%
Equity capital markets	49,228	59,421	52,530	-17%	-6%
Fixed income capital markets	44,002	23,794	14,615	85%	201%
Stifel bank	2,082	1,871	0	11%	n/a
Other	1,312	7,840	4,289	-83%	-69%
Total net revenues	$ 211,477	$ 212,186	$ 156,961	0%	35%
Operating Contribution
Private client	$ 25,605	$ 27,484	$ 18,091	-7%	42%
Equity capital markets	6,927	10,213	13,418	-32%	-48%
Fixed income capital markets	14,913	4,785	1,887	212%	690%
Stifel bank	309	347	0	-11%	n/a
Other/unallocated overhead	(23,829)	(19,736)	(18,579)	n/a	n/a
Income before income taxes	$ 23,925	$ 23,093	$ 14,817	4%	61%

Private Client Group Segment First Quarter Highlights

    Net revenue of $114.9 million a 34% increase over the prior year first quarter and a 4% decrease from the fourth quarter 2007.
    Commission and principal transactions increased 51% over the previous year first quarter and decreased 5% from the fourth quarter 2007.
    Asset management and service fees increased 57% to $30.1 million as compared to the prior year first quarter and a 2% increase from the fourth quarter 2007.
    For the three months ended March 31, 2008, employee compensation and benefits was 63% of net revenue compared to 64% for the previous year first quarter.
    The number of Financial Advisors increased to 972 from 956.

Mr. Kruszewski, commented, "Our Private Client Group (PCG) continued its growth in the 1st quarter of 2008 as evidenced by the addition of 32 financial advisors and the opening of five new offices in: Oconomowoc, WI; Brevard, NC; Memphis, TN; Lincoln Hills, CA; and Oxnard, CA. PCG revenue increased 34% from the 1st quarter of 2007 reflecting our successful integration of Ryan Beck. The increase in revenue was driven by a 57% increase in asset management and service fees and a 51% increase in commissions and principal transactions which offset a 67% decline in investment banking revenue. The decline in investment banking was due to both the difficult market conditions and to a decline in closed-end fund offerings as compared to the 1st quarter of 2007. Sequentially, while revenue and pre-tax income declined 4% and 7%, respectively, from the record preceding quarter, our results were outstanding given market conditions."

Stifel Financial Corp.
Private Client Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From
Revenues:	3/31/2008	12/31/2007	3/31/2007	12/31/2007	3/31/2007
Commissions and principal transactions	$ 77,952	$ 81,929	$ 51,730	-5%	51%
Investment banking	4,103	4,705	12,288	-13%	-67%
Asset management and service fees	30,147	29,578	19,227	2%	57%
Net interest & other	2,651	3,048	2,282	-13%	16%
Total Net Revenue	114,853	119,260	85,527	-4%	34%
Non-interest expenses:
Employee compensation & benefits	72,845	72,151	54,956	1%	33%
Other non-interest expenses	16,403	19,625	12,480	-16%	31%
Total non-interest expenses	89,248	91,776	67,436	-3%	32%
Income before income taxes	$ 25,605	$ 27,484	$ 18,091	-7%	42%
Ratios to Net Revenues
Employee compensation & benefits	63%	60%	64%
Other non-interest expenses	15%	17%	15%
Net Margins	22%	23%	21%

Equity Capital Markets Segment First Quarter Highlights
    Net revenue of $49.3 million a 6% decrease over the prior year first quarter and a 17% decrease from the fourth quarter 2007.
    Commission and principal transactions increased 41% over the previous year first quarter and decreased 1% from the fourth quarter 2007.
    For the three months ended March 31, 2008, employee compensation and benefits was 64% of net revenue compared to 59% for the previous year first quarter.

Mr. Kruszewski, commented, "Our results in Equity Capital Markets reflect the difficult environment in investment banking. On the other hand, our research driven flow business, as measured by commissions and principal transactions, increased 41% over the comparable quarter of 2007. Despite the difficult quarter for banking our pipeline remains strong and, as previously stated, we see this business improving in the second half of the year."
Stifel Financial Corp.
Equity Capital Markets Segment Data & Statistical Information (Unaudited)
(in thousands)
Three Months Ended				Percent Change From
Revenues:	3/31/2008	12/31/2007	3/31/2007	12/31/2007	3/31/2007
Commissions and principal transactions	$ 34,654	$ 35,100	$ 24,621	-1%	41%
Capital raising	6,758	7,850	11,828	-14%	-43%
Advisory fees	7,509	16,322	15,654	-54%	-52%
Investment banking	14,267	24,172	27,482	-41%	-48%
Other	307	149	427	106%	-28%
Total Net Revenue	49,228	59,421	52,530	-17%	-6%
Non-interest expenses:
Employee compensation & benefits	31,294	38,099	30,889	-18%	1%
Other non-interest expenses	11,007	11,109	8,223	-1%	34%
Total non-interest expenses	42,301	49,208	39,112	-14%	8%
Income before income taxes	$ 6,927	$ 10,213	$ 13,418	-32%	-48%
Ratios to Net Revenues
Employee compensation & benefits	64%	64%	59%
Other non-interest expenses	22%	19%	15%
Net Margins	14%	17%	26%

Fixed Income Capital Markets Segment First Quarter Highlights
    Record net revenue of $44.0 million, a 201% increase over the prior year first quarter and an 85% increase from the fourth quarter 2007.
    Commissions and principal transactions increased 245% over the previous year first quarter and increased 89% from the fourth quarter 2007.
    For the three months ended March 31, 2008, employee compensation and benefits was 59% of net revenue compared to 69% for the previous year first quarter.
    Net margins were 34% compared to 13% in the prior year first quarter and 20% in the preceding 2007 fourth quarter.

Mr. Kruszewski, commented, "Our Fixed Income Capital Markets Group recorded outstanding results with a 201% increase in net revenue and a 690% increase in pre-tax income. Our flow business, primarily in corporate debt and mortgage backed securities, was the primary driver of our records results. In addition, the successful integration of Ryan Beck contributed to our record quarter."
Stifel Financial Corp.
Fixed Income Capital Markets Segment Data & Statistical Information (Unaudited)
(in thousands)
Three Months Ended				Percent Change From
Revenues:	3/31/2008	12/31/2007	3/31/2007	12/31/2007	3/31/2007
Commissions and principal transactions	$ 40,033	$ 21,225	$ 11,592	89%	245%
Investment banking	3,474	2,571	3,296	35%	5%
Other	495	(2)	(273)	n/a	n/a
Total Net Revenue	44,002	23,794	14,615	85%	201%
Non-interest expenses:
Employee compensation & benefits	25,936	15,804	10,154	64%	155%
Other non-interest expenses	3,153	3,205	2,574	-2%	22%
Total non-interest expenses	29,089	19,009	12,728	53%	129%
Income before income taxes	$ 14,913	$ 4,785	$ 1,887	212%	690%
Ratios to Net Revenues
Employee compensation & benefits	59%	66%	69%
Other non-interest expenses	7%	14%	18%
Net Margins	34%	20%	13%

Stifel Bank Segment First Quarter Highlights

    Net revenue of increased 11% over the preceding quarter.
    Total loans, net increased 16% over the preceding quarter.
    Total assets increased 16% over the preceding quarter.
    Total deposits increased 19% over the preceding quarter.
    Non performing loans as a percentage of total loans decreased from 1.51% in the preceding quarter to 1.42%.

Mr. Kruszewski, commented, "We continue to grow Stifel Bank & Trust in a balanced and prudent manner. Our strategic rational for our bank is to provide a full range of banking products to our clients."
Stifel Financial Corp.
Stifel Bank & Trust Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended		Percent Change
Revenues	3/31/2008	12/31/2007
Interest	$ 3,551	$ 3,625	-2%
Other	247	238	4%
Total Revenues	3,798	3,863	-2%
Less: Interest expense	1,716	1,992	-14%
Net revenues	2,082	1,871	11%

Employee compensation & benefits	759	749	1%
Provision for loan losses	135	81	67%
Other non-interest expenses	879	692	27%
Total non-interest expenses	1,773	1,522	16%
Income before income taxes	$ 309	$ 349	-11%
	AS OF
	3/31/2008	12/31/2007	Percent Change
Total Assets	$ 287,993	$ 248,982	16%
Total Loans, net	$ 150,106	$ 129,206	16%
Total Deposits	$ 229,660	$ 192,487	19%
Total Capital	$ 56,134	$ 55,773	1%
Allowance for Loan Losses as a % of Loans	1.15%	1.32%
Total Non-Performing Loans as a % of Loans	1.42%	1.51%

Prior year quarter results are not presented as the results of operations related to Stifel Bank & Trust, acquired on April 2, 2007, are included from the date of acquisition

Non-GAAP Financial Measures

Our management has utilized non-GAAP calculations of presented net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share that are adjusted in the manner presented below as an additional measure to aid in understanding and analyzing our financial results for the three months ended March 31, 2008. Specifically, our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate a meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance. The non-GAAP amounts exclude compensation and operating expenses associated with the LM Capital Markets and Ryan Beck acquisitions, principally stock based awards offered to key associates of the LM Capital Markets in January 2006.

A limitation of utilizing these non-GAAP measures of compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share is that the GAAP accounting effects of these acquisitions do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that both our GAAP measures of net revenues, compensation and benefits operating expenses, income before income taxes, income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant stock based awards and other share-based compensation in the future. We do not expect to make such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock units in connection with our LM Capital Markets acquisition.

The following provides details with respect to reconciling net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share on a GAAP basis for the three months ended March 31, 2008 to the aforementioned captions on a non-GAAP basis in the same respective period.

Stifel Financial Corp.
Reconciliation of Core Earnings (Unaudited)
($ In Thousands)
	Three Months Ended March 31, 2008					Three Months Ended March 31, 2007
	GAAP	Acquisition Related		Core Business	% of Revenue	GAAP	Acquisition Related		Core Business	% of Revenue
Revenue
Net Revenue	$211,477	- -		$211,477	100%	$156,961	- -		$156,961	100%
Non Interest Expenses
Compensation and Benefits	146,030	(6,298)	a	139,732	66%	110,834	(6,162)	a	104,672	67%
Operating Expenses	41,522	(333)	b	41,189	19%	31,310	(1,138)	b	30,172	19%
Total non-interest expenses	187,552	(6,631)		180,921	85%	142,144	(7,300)		134,844	86%
Income before income taxes	23,925	6,631		30,556	14%	14,817	7,300		22,117	14%
Provision for income taxes	9,578	2,660	c	12,238	6%	5,988	2,950	c	8,938	6%
Net income	$14,347	$3,971	d	$18,318	9%	$8,829	$4,350	d	$13,179	8%
Compensation Ratios (e)	69%			66%		70%			67%
Annualized return on average equity (h)	13%			17%		14%			21%
Pretax Margin(f)	11%			14%		9%			14%
Earnings per share-Diluted (g)	$0.81	$0.22		$1.03		$0.58	$0.28		$0.86
  The adjustment represents the pre-tax expense with respect to the amortization of the stock based awards and compensation above standard performance based compensation awarded to LM Capital Markets associates in January 2006.
  The adjustment represents the pre-tax adjustment for operating expenses related to the LM Capital Markets and the Ryan Beck acquisitions.
  The adjustment to provision for income taxes represents the tax effect resulting from the deductions for a and b above.
  The adjustment to net income is the after-tax adjustments for items a and b above.
  The three months ended March 31, 2008 and 2007 compensation ratios were calculated by dividing compensation and benefits by net revenues.
  The three months ended March 31, 2008 and 2007 pre-tax margins were calculated by dividing income before income taxes expense by net revenues.
  The diluted weighted averages of common equivalent shares outstanding were not adjusted.
  The three months ended March 31, 2008 and 2007 annualized return on average equity were calculated by dividing net income by average equity.

Statement of Financial Condition Highlights

Total assets increased 13% to $1.6 billion from $1.4 billion at March 31, 2007, principally as a result of the Stifel Bank & Trust acquisition. Total stockholders' equity increased $94.4 million, or 28%, to $437.0 million, principally due to the acquisition, unit amortization, the conversion of the Ryan Beck deferred compensation plan, and net income.

At March 31, 2008, the Company reported total securities owned at fair value of $238.6 million which included trading securities categorized as level 3 of $15.1 million and available for sale securities categorized as level 3 of $19.0 million. These securities, primarily auction rate securities, were moved from level 2 to level 3 as a result of the upheaval in the auction rate securities markets.

Conference Call Information

Stifel Financial Corp. will hold a conference call Monday, May 12, 2008, at 11:00 a.m. Eastern. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call. The subjects to be covered may also contain forward-looking information.

Company Information

Stifel Financial Corp. operates 179 offices in 28 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition,; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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